EXHIBIT 2.9

SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

This SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (“Amendment”), made as of this 20th day of July, 2001, by and between BAXTER HEALTHCARE CORPORATION, a Delaware corporation with offices at 1627 Lake Cook Road, Deerfield, Illinois 60015 (the “Seller”), and GENSTAR THERAPEUTICS CORPORATION, a Delaware corporation with offices at 10835 Altman Row, Suite A, San Diego, California, 92121 (“Buyer”).

RECITALS

WHEREAS, the Buyer and the Seller have entered into that certain Asset Purchase Agreement, dated as of February 28, 1998, as amended by the Amendment to Asset Purchase Agreement dated May 27, 1998 (the “Agreement”); and

WHEREAS, the Buyer and the Seller desire to amend the Agreement to update the name of the “Buyer” after a change in the name of Buyer and to reflect certain changes to terms of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of Buyer, upon and subject to the terms and conditions of this Amendment; and

WHEREAS, any capitalized terms not otherwise defined in this Amendment shall bear the meaning ascribed to such terms in the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

As of the date hereof, the Agreement is hereby amended to update the name of Buyer from UROGEN CORP. to GENSTAR THERAPEUTICS CORPORATION and to replace the Certificates of Designation for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of Buyer as contained in  Exhibit A of the Agreement with the form attached hereto as Exhibit 1.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, as of the date first above written.

SELLER:
BAXTER HEALTHCARE CORPORATION

By:
Title:	President, Venture Management
Victor W. Schmitt

BUYER:
GENSTAR THERAPEUTICS CORPORATION

By:
Title:	Chief Executive Officer
Robert E. Sobol, M.D.

EXHIBIT 1

[Certificates of Designation for
Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock]